                             ARTICLES OF ASSOCIATION

INDEX                                                                   ARTICLES
-----                                                                   --------

PRELIMINARY CLAUSES                                                       1-2

PROPRIETARY COMPANY                                                       3

SHARES                                                                    4-7

TRANSFER OF SHARES AND RESTRICTIONS THEREON                               8-11

ALTERATION OF CAPITAL                                                     12-13

BORROWING POWERS                                                          14-17

GENERAL MEETINGS                                                          18-24

APPOINTMENT, SHARE QUALIFICATION AND
REMUNERATION OF DIRECTORS                                                 25-29

THE DISQUALIFICATION OF DIRECTORS                                         30-31

PROCEEDINGS OF DIRECTORS                                                  32-39

THE SEAL                                                                  40

CHEQUES, BILLS OF EXCHANGE ETC                                            41

POWERS OF DIRECTORS                                                       42

LOCAL MANAGEMENT                                                          43

THE SECRETARY                                                             44

RESERVES                                                                  45

ACCOUNTS                                                                  46

DIVIDEND                                                                  47-51

CAPITALISATION OF PROFITS                                                 52

NOTICES                                                                   53-37

WINDING UP                                                                58

INDEMNITY                                                                 59

SECRECY                                                                   60

                               SPECIAL RESOLUTION

That the Articles of Association of the Company be altered by inserting the following new Article 2A:

         "2A Notwithstanding anything herein contained. the following Articles shall apply to the Company in lieu of ARTICLES 1, 2 AND 3 TO 98 during any period when Commonwealth Bank of Australia is the sole member of the Company:

                               PRELIMINARY CLAUSES

1.       In these Articles where the context admits:

         (a)       "these Articles" means these Articles as altered or added to from time to time.

         (b)       "Law" means the Corporations Law, as amended or re-enacted from time to time, and a reference in these Articles to a
                   provision of the Corporations Law shall be read as a
                   reference to the provision as amended or re-enacted from time to time.

         (c)       "CBA" means Commonwealth Bank of Australia.

         (d)       "the Company" means Securitization Advisory Services Pty.
                   Limited.

         (e)       "Director" includes an Alternate Director.

         (f)       "The Directors" or "the Board" means the whole or any number
                   (not being less than a quorum) of the Directors present at a duly convened meeting of Directors.

         (g)       "Member" means a person who is registered as such in the
                   Register.

         (h)       "Month" means calendar month.

         (i)       "Office" means the registered office for the time being of the Company.

         (j)       "Person" and words importing persons include partnerships, associations, corporations and companies.

         (k)       "Register" means the Register or Registers of Members kept pursuant to the Corporations Law.

         (l)       "Seal" includes the Common Seal of the Company and (where
                   permitted by the Corporations Law) the Official Seal or
                   Duplicate Seal.

         (m)       "Secretary" or "the Secretary" means any Secretary of the
                   Company (if more than one is appointed) and includes any
                   person appointed by the Board to perform all or any of the duties of Secretary.

         (n)       "Year" means calendar year.

         (o)       "In writing" or "written" includes printing, lithography and other means of representation or reproducing words in a
                   visible form.

         (p)       Words importing the singular number include the plural number and vice versa.

         (q)       Words importing any gender include all other genders.

         (r)       Any words or expressions defined in the Corporations Law
                   shall bear the same meaning in these Articles unless the
                   contrary intention appears or such word or expression is
                   otherwise defined herein.

2.       The regulations contained in Table A in Schedule 1 to the Corporations
         Law shall not apply to the Company.

                               PROPRIETARY COMPANY

3.       The Company is a proprietary company and accordingly:

         (a)       the number of members for the time being of the Company
                   (exclusive of persons who are in the employment of the
                   Company and of persons who, having been formerly in the
                   employment of the Company, were, while in that employment and have continued after the determination of that employment to be, members of the Company) is not to exceed fifty.

         (b)       any invitation to the pubic to subscribe for, and any offer to the public to accept subscriptions for any shares or
                   debentures debenture stock bonds or any other securities of the Company whether constituting a charge on the assets of
                   Company or not is hereby prohibited.

         (c)       any invitation to the public to deposit money with, and any offer to the public to accept deposits of money with, the
                   Company for fixed periods or payable at call whether bearing or not bearing interest is hereby prohibited.

         (d)       the right to transfer shares is restricted as hereinafter
                   provided.

                                     SHARES

4.       The shares including any new shares on an increase of capital shall be under the control of the Directors who subject to the provisions of these Articles and the Corporations Law may allot or otherwise dispose of the same to such persons, at such times and on such terms and conditions and either at a premium or otherwise as they think fit, with full power at any time to give the call, at par or at a premium, on shares in the Company's capital and in such cases and on such terms and conditions and in such manner as they think fit, but no shares will be issued to transfer a controlling interest in the Company without the prior approval of the members in general meeting.

5.       The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not except as ordered by a Court of competent

         jurisdiction or as by Statute required be bound to recognize any equitable or other claim to or interest in such share on the part of any other person.

6.       Every person whose name is entered as a member in the Register shall be entitled without payment to one certificate for all his shares. Every such certificate shall be in such form consistent with Section 1087 of the Corporations Law as the Directors may prescribe and shall be sealed, signed and countersigned in the manner allowed by Article 40 hereof. Every such certificate shall specify the number of shares in respect of which it is issued.

7.       Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payments or empowers any
         Government or Taxing Authority or Government Official to require the
         Company to make any payment in respect of any shares registered in any of the Company's registers which are held either jointly or solely by any member or in respect of any interest, dividends, bonuses or other moneys due or payable or accruing due or which may become due or payable to such member by the Company on or in respect of any shares registered as aforesaid or for or on account or in respect of any member and whether in consequence of:

         (a)       the non-payment of any income tax or other tax by such
                   member; or

         (b)       any assessment of income tax against the Company in respect of interest or dividends paid or payable to such member; or

         (c)       any other act or thing;

the Company in every such case:

         (i)       shall be fully indemnified from all liability by such member;
                   and

         (ii)      shall have a right of set-off-against all dividends, bonus and other moneys payable in respect of the shares registered in any of the Company's registers as held either jointly or solely by such member for all moneys paid or payable by the
                   Company in respect of the same shares or in respect of any dividend, bonus or other money as aforesaid thereon or for or on account or in respect of such member under or in
                   consequence of any law together with interest thereon at the rate and for the period aforesaid and may deduct or set-off against any such dividend, bonus or other moneys payable as aforesaid any moneys paid or payable by the Company as
                   aforesaid together with interest as aforesaid; and

         (iii)     may recover as a debt due from such member any moneys paid by the Company under or in consequence of any such law and
                   interest thereon at the rate and for the period aforesaid
                   excess of any dividend, bonus or other moneys as aforesaid then due or payable by the Company to such member.

                   TRANSFER OF SHARES AND RESTRICTIONS THEREON

8.       No transfer shall be registered unless a proper instrument of transfer duly stamped (if necessary) is delivered to the Company. The instrument of transfer of any shares in the Company shall be signed by or on behalf of the transferor and the transferee and the transferor shall be deemed to remain the holder of such shares until the name of the transferee is entered in the Register in respect thereof.

9.       The instrument of transfer of any shares shall be in writing in the usual or common form or in such other form as the Board may approve.

10.      The Directors may in their absolute discretion refuse to register any transfer of a share without assigning any reason or grounds therefore.

11.      Every instrument of transfer shall be left at the office for registration accompanied by the certificate for the shares to be transferred and such other evidence as the Directors may require to prove the title of the transferor or his right to transfer the shares, the due execution of the transfer and the due compliance with all relevant statutes relating to stamp duty. All instruments of transfer which are registered shall be retained by the Company but any instrument of transfer which the Directors may decline to register shall on demand be returned to the person depositing the same.

                              ALTERATION OF CAPITAL

12.      The Company may from time to time by resolution:

         (a)       Increase the share capital by such sum to be divided into
                   shares of such amount as the resolution shall prescribe.

         (b)       Consolidate and divide all or any of its share capital into shares of larger amount than its existing shares.

         (c)       Subdivide its shares or any of them to shares of smaller
                   amount than is fixed by the Memorandum; so however that in the subdivision the proportion between the amount paid and the amount (if any) unpaid on each reduced share shall be the same as it was in the case of the share from which the
                   reduced share is derived.

         (d)       Cancel shares which at the date of the passing of the
                   resolution in that behalf have not been taken or agreed to be taken by any person or which have been forfeited and diminish the amount of its share capital by the amount of the shares so cancelled.

13.      The Company may reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with and subject to any incident authorised and consent required by law. Except as allowed Law Section 191 of the Corporations Law, any such reduction shall only be made by special resolution.

                                BORROWING POWERS

14.      Subject as hereinafter provided and to any statutory or other legal requirements, the Directors may from time to time at their discretion borrow, raise or secure the payment of any sum or sums of money for the purposes of the Company.

15.      The Directors may secure the repayment of such sum or sums of money in such manner and upon such terms and conditions in all respects as they think fit and in particular by the issue of bonds, perpetual or redeemable, debentures or debenture stock or any mortgage, charge or other security on the undertaking or the whole or any part of the property of the Company (both present and future) including its uncalled capital for the time being.

16.      Debentures, debenture stock, bonds or other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued or the holder for the time being. Any debentures, debenture stock, bonds or other securities may be issued at a discount, premium or otherwise and with any special privileges as to redemption, surrender and drawings.

17.      Where any uncalled capital of the Company is charged all persons taking any subsequent charge thereon shall take the same subject to such prior charge and shall not be entitled by notice to members or otherwise to obtain priority over such prior charge.

                                GENERAL MEETINGS

18.      An annual general meeting of the Company shall be held in accordance with the provisions of the Corporations Law.

19.      Subject to the provisions of Section 246 of the Corporations Law, the
         Directors may convene a general meeting whenever they shall think fit and may determine the time and place of any general meeting which they convene.

20.      All general meetings other than the annual general meeting shall be called extraordinary general meetings.

21.      Subject to the provisions of the Corporations Law relating to special resolutions and agreements for short notice, fourteen days' notice at the least specifying the place, the day and the hour of meeting and in the case of special business the general nature of that business shall be given to the members.

22.      All business shall be special that is transacted at an extraordinary general meeting and also all that is transacted at an annual general meeting with the exception of declaring a dividend, the consideration of the accounts, balance sheets and the report of the Directors and auditors and the appointment and fixing of the remuneration of the auditors.

23.      CBA may, by resolution of its Board of Directors, authorise a specified person to act as CBA's representative at any general meeting of the
         Company.

24.      A minute signed by a representative of CBA authorised pursuant to
         Article 23 stating that any act, matter or thing, or any ordinary or special resolution, required by the Law or by the Memorandum and
         Articles of the Company, to be made, performed, or passed by or at a general meeting of the Company has been made, performed, or passed, that act, matter or thing or resolution shall, for all purposes, be deemed to have been duly made, performed or passed by or at a general meeting of the Company."

                      APPOINTMENT, SHARE QUALIFICATION AND
                            REMUNERATION OF DIRECTORS

25.      The number of Directors shall unless the Company in general meeting otherwise resolves be not less than two (2).

26.      (a)       CBA at all times and from time to time shall have the right to appoint the Directors of the Company and to nominate
                   therefrom the Chairman of the Board of Directors. Subject to the right of removal under Article 25(b), any such
                   appointment or nomination may be made for such term or terms as CBA thinks fit. Notice in writing to the Company signed by the Managing Director or Executive Director of CBA or signed by any other person acting under the authority of the
                   Managing Director, whether express or implied, shall be
                   conclusive evidence of the appointment of Directors or
                   nomination of the Chairman of the Board of Directors and,
                   where appropriate, of the term or terms of such appointment or nomination.

         (b)       CBA may at any time and from time to time by similar notice remove any Director and upon such removal or upon vacation of office of any Director appointed by it appoint in the manner aforesaid another Director in the place of the Director so removed or whose office is vacated.

         (c)       Each Director appointed as aforesaid shall remain in office until removed or until his office is vacated under Article 30 whichever first happens.

27.      A Director shall not be required to have any share qualification.

28.      The continuing Directors may act notwithstanding any vacancy in their body unless the number of Directors falls below two (2).

29.      (a)       A Director shall be entitled to such remuneration, if any, from the Company for his service as director as the Company in general meeting may from time to time determine. Any such remuneration shall be deemed to accrue from day to day. In addition, the Company shall pay all expenses properly
                   incurred by the Directors in connection with the business of the Company.

         (b)       A Director may hold any other office or place of profit
                   (except that of auditor) under the Company in conjunction
                   with the office of director and on such terms as to
                   remuneration and otherwise as the Company in general meeting may from time to time determine.

                        THE DISQUALIFICATION OF DIRECTORS

30.      The office of a Director shall ipso facto be vacated if he:

         (a)       becomes bankrupt or suspends payment or compounds with his creditors generally; or

         (b)       becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental health; or

         (c)       by notice in writing to the Company resigns his office; or

         (d)       becomes prohibited from being Director by reason of any order made under Corporations Law or ceases to be a Director by
                   virtue of the Corporations Law; or

         (e)       dies or is removed from office by CBA.

31.      (a)       No Director shall be disqualified by his office from holding any office or place of profit under any company in which the
                   Company and/or CBA shall be a shareholder or otherwise
                   interested or from contracting with the Company either as
                   vendor, purchaser, adviser, consultant or otherwise nor shall any such contract or any contract, transaction or arrangement entered into by or on behalf of the Company in which any
                   Director shall be in any way directly or indirectly
                   interested be avoided nor shall any Director be liable to
                   account to the Company for any profit arising from such
                   office or place of profit or realised by any such contract, transaction or arrangement by reason only of such Director holding that office or place of profit or of the fiduciary relations thereby established but the nature of his interest must be declared by him at the meeting of the Directors at which the contract, transaction or arrangement is first taken into consideration if to his knowledge his interest then
                   exists or in any other case at the first meeting of the
                   Directors after the acquisition of his interest and the
                   relevant facts have come to his knowledge. If a Director
                   becomes interested in a contract, transaction or arrangement after it is made or entered into a declaration of his
                   interest shall after the relevant facts have come to his
                   knowledge be made at the first meeting of the Directors held after he becomes so interested.

         (b)       A Director may as a Director vote in respect of any contract, transaction or arrangement in which he is in any way
                   interested and if he does so his vote shall be counted and be deemed to be as valid for all purposes both at law and in
                   equity as it would have been if he had not been interested therein and such a Director may also exercise all the
                   authorities and powers of a Director under Article 40 in
                   respect of the execution, signing and countersigning of any deed or instrument or document constituting or in any way
                   relating to or affecting any contract, transaction or

                   arrangement. A general notice to the Directors by a Director to the effect that he holds a certain office or position in, or is an officer, a member, a director or an employee of any specified company, corporation or firm (including CBA,
                   Commonwealth Development Bank of Australia or Commonwealth
                   savings Bank of Australia) and is to be regarded as
                   interested in any contract, transaction or arrangement which may after the date of notice be made with that company,
                   corporation or firm shall be deemed to be a sufficient
                   declaration of interest under this Article in relation to any contract, transaction or arrangement so made or entered into but no such notice shall be of effect unless either it is
                   given at a meeting of the Directors or the Director takes
                   reasonable steps to ensure that it is brought up and read at the next meeting of the Directors after it is given.

                            PROCEEDINGS OF DIRECTORS

32.      (a)       The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings and proceedings as they think fit. Unless the directors determine otherwise two Directors shall be a quorum. A Director interested is to be counted in a quorum notwithstanding his interest

         (b)       Without limiting the discretion of the Directors to regulate their meetings, the Directors may, if they think fit, confer by radio, telephone, close circuit television or other
                   electronic means of audio or audio-visual communication and a resolution passed by such a conference shall, notwithstanding that the Directors are not present together in one place at the time of the conference, be deemed to have been passed at a meeting of the Directors held on the day on which and at the time at which the conference was held. The provisions of these regulations regulating the proceedings of Directors
                   apply so far as they are capable of application and mutatis mutandis to such conferences.

33.      A Director may at any time and the Secretary upon the request of a
         Director shall convene a meeting of the Directors.

34.      Except in respect of the following matters which shall require a unanimous vote of all Directors present at such meeting:

         (a)       increases in the authorised or issued capital of the Company;

         (b)       variations in the proportion of capital held by any member;

         (c)       the admission of new members;

         (d)       declaration of dividends;

         (e)       such other matters as specified by a general meeting,

         all questions arising at any meeting shall be decided by a majority of votes and in the case of an equality of votes the Chairman shall have a second or casting vote.

35.      CBA at all times and from time to time shall have the right by notice in writing to the Company signed in the manner provided for in Article
         26 to appoint any person to act as an Alternate Director in the place of any Director named in that notice at all or any times or time when that last mentioned Director is for any reason unable to attend or act personally and at the discretion of CBA in the manner aforesaid to suspend or remove any such

         Alternate Director and on such appointment being made the Alternate
         Director shall (except is hereinafter provided) be subject in all respects to the terms and conditions existing with reference to the appointment of the Director of the Company whom he is appointed to represent and each Alternate Director whilst acting the place of the
         Director whom he is appointed to represent shall observe and discharge all the duties of such Director. Every person acting as an Alternate
         Director shall be responsible to the Company for his own acts and defaults (if any) and shall not be deemed to be the agent of the
         Director in whose place he was appointed to act as Alternate Director.
         The presence of an Alternate Director at a meeting of Directors or committee of the Directors duly appointed pursuant to these Articles and the absence from such meeting of the Director in whose place the
         Alternate Director was appointed to act shall be conclusive evidence that such last mentioned Alternate Director is entitled to attend and act at such meeting. An Alternate Director shall not be entitled as such to receive any remuneration from the Company but may be paid all expenses properly incurred by him in connection with the business of the Company. An Alternate Director shall also ipso facto vacate office if and when the office of the Director in whose place he is appointed to act as an Alternate Director is vacated.

36.      There shall be a Chairman of the Board of Directors nominated by CBA and such Chairman shall continue in office until another shall be nominated as aforesaid. The Chairman shall preside at each meeting of
         Directors and in the case of his absence or refusal or incapacity to act then the Board shall appoint one of the Directors present to be
         Chairman of such meeting.

37.      The Directors acting unanimously may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may from time to time be imposed on it by the Directors.

38.      A resolution in writing signed by all the Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted. Any such resolution may consist of several documents in like form each signed by one or more Directors. Provided that for the purpose of this Article an Alternate Director appointed pursuant to Article 35 and who would, if the resolution were passed at a meeting of the Directors, be entitled to attend and act at that meeting shall be deemed to be the Director in whose place he has been nominated as the Alternate.

39.      The Board shall cause minutes to be duly entered in books provided for the purpose:

         (a)       of the names of the Directors present at each meeting of the
                   Directors and of any committee of Directors and of all
                   declarations made by Directors in accordance with the
                   provisions of Section 231 of the Corporations Law;

         (b)       of all decisions made by the Directors and committees
                   thereof;

         (c)       of all notices of appointment and removal or suspension given pursuant to Articles 26 and 35;

         (d)       of all disclosures of interest under Article 31;

         (e)       of all resolutions and proceedings of general meetings and of meetings of the Directors and committees including any
                   resolution pursuant to Article 38;

         and any such minutes of any meeting of the Board or of any committee shall be signed by the Chairman of such meeting or by the Chairman of the next succeeding meeting and if purporting to be so signed shall be receivable as prima facie evidence of the matters stated in such minutes.

                                    THE SEAL

40.      (a)       The Directors shall provide for the safe custody of the
                   Common Seal of the Company and of any seal authorised by
                   Sections 182(10) and 1088 of the Corporations Law. The
                   affixing of the Common Seal and any seal authorised by
                   Sections 182(10) and 1088 of the Corporations Law shall be attested by one Director at least and countersigned by the
                   Secretary or some other person appointed by the Directors and such attestation shall be sufficient evidence of the
                   authority to affix the Common Seal or any such other seal.

         (b)       The company is authorised to have the seals as provided by
                   Sections 182(10) and 1088 of the Corporations Law.

                         CHEQUES, BILLS OF EXCHANGE ETC

41.      The Directors may from time to time make such arrangements as they think fit for the acceptance, drawing, signing or endorsing of cheques, bills of exchange, drafts, promissory notes and other negotiable or transferable instruments in the name or on behalf of the company and for any of the purposes of this Article may delegate the appropriate authority to any person or persons whether employed by the Company or not.

                               POWERS OF DIRECTORS

42.      (a)       The management of the business of the Company shall be vested in the Directors who may exercise all such powers and do all such acts and things as the Company is authorised to exercise and do and as are not hereby or by Statute directed or
                   required to be exercised or done by the Company in general meeting but subject nevertheless to the provisions of the
                   Corporations Law and of these Articles and to any regulations not being inconsistent with these Articles from time to time made by the Company in general meeting PROVIDED THAT no such regulation shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made.

         (b)       In managing the business and exercising the powers of the
                   Company the Directors shall observe and act in accordance
                   with the directions of CBA not inconsistent with the
                   Corporations Law or these Articles given to the Directors
                   from time to time.

         (c)       The Directors may from time to time by power of attorney
                   appoint any corporation, firm or person or body of persons
                   (whether nominated directly or indirectly by the Directors)
                   to be the attorney or attorneys of the Company for such
                   purposes and

                                       10

                   with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these
                   Articles) and for such period and subject to such conditions as they may think fit and any such power of attorney may
                   contain such provisions for the protection and convenience of persons dealing with any such attorney or attorneys as the
                   Directors may think fit and may also authorise any such
                   attorney or attorneys to delegate all or any of the powers, authorities and discretions vested in him or them.

                                LOCAL MANAGEMENT

43.      (a)       The directors may from time to time provide for the
                   management and transaction of the affairs of the Company in any specified locality in such manner as they think fit and the following clause of this Article shall be without
                   prejudice to the general powers conferred by this paragraph.

         (b)       The Directors from time to time and at any time may establish any local boards, agencies or committees for managing any of the affairs of the Company in any such specified locality and may appoint any person to be the President or Deputy
                   President or a member of such local board, agency or
                   committee and may appoint any managers or agents thereof and may fix their remuneration. The Directors from time to time and at any time may delegate to any person so appointed any of the powers, authorities and discretions for the time being vested in the Directors including the power to affix the
                   Official Seal as referred to in Article 40 with power to
                   sub-delegate and may authorise the members for the time being of any local board or any of them to act notwithstanding
                   vacancies; and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such
                   delegation.

                                  THE SECRETARY

44.      A Secretary shall hold office upon such terms and conditions as to remuneration or otherwise as the Directors may think fit and any
         Secretary may be removed from office by the Directors. The Directors may at any time appoint a temporary substitute for any Secretary and such substitute shall for the purpose of these Articles be deemed to be a Secretary.

                                    RESERVES

45.      The Directors before declaring any dividend but subject to the approval of CBA and any statutory or other legal requirements, may set aside out of the profits of the Company such sums as they think proper as a reserve to meet contingencies or for such other purpose as they shall in their absolute discretion think conducive to the interests of the
         Company, and may invest the several sums so set aside upon such investments (other than shares of the Company) as they may think fit, and may from time to time deal with and vary such investments and dispose of all or any part thereof for the benefit of the Company, and may divide the reserve into such parts as they think fit and employ the reserve or any part thereof

                                       11

         in the business of the Company, and may also without placing the same to reserve carry forward any profits which they think prudent not to divide.

                                    ACCOUNTS

46.      The Directors shall cause proper accounting and other records to be kept and shall distribute copies of balance sheets as required by the
         Corporations Law and from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounting and other records of the company or any of them shall be open to the inspection of members not being Directors and no member not being a Director shall have any right of inspecting any account or book or paper of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting

                                    DIVIDENDS

47.      Subject to the provisions of Article 45 as to reserves, the conditions attached to the issue of any shares and any statutory or other legal requirements, the profits of the Company shall be divisible amongst the members in proportion to the shares held by them respectively.

48.      Subject to the approval of CBA and any statutory or other legal requirements, the Directors may declare dividends out of the profits of the Company and may also by unanimous vote from time to time pay to the members such interim dividends as in their judgment the position of the
         Company justifies.

49.      Dividends shall only be paid in accordance with Section 50 of the Life
         Insurance Act of 1945 (or any statutory modification, amendment or re-enactment thereof), to the extent applicable.

50.      No dividend shall be payable except out of the profits of the Company and no dividend shall carry interest as against the company. The declaration of the Directors as to the amount of the net profits of the
         Company shall be conclusive.

51.      Any dividend may be paid by cheque or warrant delivered to or sent through the post to the registered address of the member.

                            CAPITALISATION OF PROFITS

52.      (a)       Subject to the provisions of Article 49, the Directors may resolve that any dividend be paid wholly or in part by the distribution of specific assets and in particular of paid up shares, debentures or debenture stock of the Company or by the distribution or specific assets and in particular of paid up shares, debentures or debenture stock of any other company or in any one or more such ways.

         (b)       Any general meeting may on the recommendation of the
                   Directors but subject to any statutory or other legal
                   requirements resolve that any part of the undivided profits of the Company standing to the credit of the reserve or
                   arising from the revaluation of assets not acquired for the purposes of resale at a profit or otherwise in the hands of

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                   the Company and available for dividend be capitalised and
                   distributed amongst such of the members as would be entitled to receive the same if distributed by way of dividend and in the same proportions on the footing that they become entitled thereto as capital and that all or any part of such
                   capitalised fund be applied in paying up in full any unissued shares or debentures or debenture stock of the Company which shall be issued or distributed accordingly and that such
                   issue, distribution or payment shall be accepted by such
                   members in full satisfaction of their interest in the said capitalised sum.

         (c)       Any general meeting may on the recommendation of the
                   Directors but subject to any statutory or other legal
                   requirements resolve that any surplus moneys arising from the realisation of any capital assets of the Company or any
                   investments representing the same or any other undistributed profits of the Company be distributed amongst such of the
                   members as would be entitled to receive the same if
                   distributed by way of dividend and in the same proportions on the footing that they receive the same as capital.

         (d)       For the purpose of giving effect to any resolution under the three last preceding paragraphs the Directors may settle any difficulty which may arise in regard to the distribution as they think expedient and in particular may issue fractional certificates and may fix the value for distribution of any specific assets and may determine that cash payments shall be made to any members upon the footing of the value so fixed or that fractions of less value than one dollar may be
                   disregarded in order to adjust the rights of all members and may allot shares representing fractions or vest any such cash or specific assets in trustees upon such trusts for the
                   members entitled to the dividend or capitalised fund as may seem expedient to the Directors.

                                     NOTICES

53.      Any notice or document (including a share certificate) may be served by the Company upon any member either personally or by sending it through the post in a prepaid letter, envelope or wrapper addressed to such member at his registered address or usual business address.

54.      Any notice sent by post shall be deemed to have been served on the second day following that on which the letter, envelope or wrapper containing the same was posted and in proving such service it shall be sufficient to prove that the letter, envelope or wrapper containing the notice was properly addressed, stamped and posted. A certificate in writing signed by any Manager, Secretary or other officer of the
         Company that the letter, envelope or wrapper containing the notice was so addressed, stamped and posted shall be conclusive evidence thereof.

55.      Every person who by operation of law, transfer or other means whatsoever shall become entitled to any share shall be bound by every notice in respect of such share which previously to his name and address being entered on the Register shall have been duly given to the person from whom he derives his title to such share.

56.      The signature to any notice to be given by the Company may be written or printed.

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57.      Where a given number of days' notice or notice extending over any other period is required to be given the day on which the notice is deemed to be served and in case of a notice convening a meeting also the day on which the meeting is to be held shall be excluded from the number of days or other period.

                                   WINDING UP

58.      If the Company is wound up in the liquidator may, with the sanction of a special resolution of the Company and subject to any statutory and other legal requirements, divide amongst the members in kind the whole or any part of the assets of the Company (whether they consist of property of the same kind or not) and may for that purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how the division shall be carried out as between the members. The liquidator may, with the like sanction and subject to the same requirements, vest the whole or any part of any such assets in trustees upon such trusts for the benefit of the contributories as the liquidator thinks fit but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

                                    INDEMNITY

59.      Every Director, agent, auditor, Secretary and other officer for the time being of the Company shall be indemnified out of the assets of the
         Company against any liability incurred by him as such Director, agent, auditor, Secretary or other officer in defending any proceedings whether civil or criminal in which judgment is given in his favour or in which he is acquitted or in connection with any application under the Corporations law in which relief is granted to him by the Court in respect of any negligence, default, breach of duty or breach of trust.

                                     SECRECY

60.      The Directors and all officers of the Company shall be bound to observe secrecy except as required in the course and performance of their respective duties towards the Company or under compulsion or obligation of law with respect to all transactions of the Company with its customers and all matters relating thereto and any Director or officer of the Company shall if required previously to entering upon the duties of his office or employment sign a declaration in a book or on a form or forms to be kept for that purpose that he will not reveal or make known any of the matters, affairs or concerns which may come to his knowledge as a Director or officer of the Company to any person or persons whomsoever except as required in the course and in performance of his duties or under compulsion or obligation of law or when officially required to do so."

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